Explanatory Note

Rise Companies Corp. (the “ Company”) has prepared this Form 1-A POS/A solely for the purpose of correcting the exhibits listed as Exhibits 2.1 and 6.2 set forth below as compared to the exhibits filed in the Company’s Form 1-A POS filed February 15, 2022

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to Form 1-U filed January 21, 2020)
2.2*	Bylaws (incorporated by reference to Exhibit 2.2 to Form 1-A/A filed on January 20, 2017)
3.1*	Investors’ Rights Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014 (incorporated by reference to Exhibit 3.1 to Form 1-A filed on December 29, 2016)
3.2*	First Refusal and Co-Sale Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014 (incorporated by reference to Exhibit 3.2 to Form 1-A filed on December 29, 2016)
4.1*	Form of Subscription Package (incorporated by reference to Exhibit 4.1 to Form 1-A POS filed on February 15, 2022)
5.1*	Voting Agreement, by and among Rise Companies Corp. and certain stockholders, dated April 14, 2014 (incorporated by reference to Exhibit 5.1 to Form 1-A filed on December 29, 2016)
6.1*	Special Indemnity Letter Agreement, by and between Rise Companies Corp. and Renren Lianhe Holdings, dated April 14, 2014 (incorporated by reference to Exhibit 6.1 to Form 1-A filed on December 29, 2016)
6.2*	Second Amended and Restated 2014 Stock Option and Grant Plan (incorporated by reference to Exhibit 6.2 to Form 1-U filed January 21, 2020)
10.1**	Power of Attorney (included on signature page)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of RSM US LLP (previously submitted as Exhibit 11.2 to Form 1-A filed on April 28, 2021)
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified (incorporated by reference to Exhibit 12.1 to Form 1-A POS filed on February 15, 2022)
13.1*	Solicitation of Interest Materials – Emails (incorporated by reference to Exhibit 13.1 to Form 1-A/A filed on January 20, 2017)
13.2*	Solicitation of Interest Materials – Home Page (incorporated by reference to Exhibit 13.2 to Form 1-A/A filed on January 20, 2017)
15.1*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.6*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on March 1, 2022.

Rise Companies Corp.

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Benjamin S. Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Benjamin S. Miller	Chief Executive Officer	March 1, 2022
	Benjamin S. Miller	(Principal Executive Officer)

	/s/ Alison A. Staloch	Chief Financial Officer	March 1, 2022
	Alison A. Staloch	(Principal Financial Officer and Principal Accounting Officer)

	/s/ Benjamin S. Miller	Director	March 1, 2022
Benjamin S. Miller

	*	Director	March 1, 2022
Brandon T. Jenkins

	*	Director	March 1, 2022
Joseph Chen

	*	Director	March 1, 2022
Tal Kerret

	*	Director	March 1, 2022
Haniel Lynn

*By:	/s/ Benjamin S. Miller
Attorney-in-Fact